Exhibit 10.2
AMENDMENT
TO THE
GUITAR CENTER, INC.
2006 LONG TERM INCENTIVE PLAN

Pursuant to the authority reserved to the Compensation Committee of the Board of Directors (the “Committee”) of Guitar Center, Inc. (the “Company”), a corporation organized under the laws of State of Delaware, under Section 7.1 of the Guitar Center, Inc. 2006 Long Term Incentive Plan (the “Plan”), the Committee hereby amends the Plan as follows.

1. Effective as of February 21, 2007, Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“4.1. General. All Options under the Plan shall be granted pursuant to the Stock Award Plan.”

* * * * * * * *

Executed on February 21, 2007

GUITAR CENTER, INC.

Officer